Exhibit 10.7

PREFERRED STOCK EXCHANGE AGREEMENT

This Preferred Stock Exchange Agreement (this “Agreement”) is entered into as of August 29, 2017, by and among GT Biopharma, Inc., a Delaware corporation (the “Company”), and the parties listed on Schedule A hereto.

WHEREAS, Theorem Group LLC and Canyons Trust (together, the “Series H Stockholders”) currently hold shares of Series H Convertible Preferred Stock of the Company (the “Series H Preferred Stock”) pursuant to the Series H Preferred Stock Agreement, dated February 10, 2010 (the “Series H Preferred SPA”);

WHEREAS, Adam Kasower (the “Series I Stockholder”) currently hold shares of Series I Convertible Preferred Stock of the Company (the “Series I Preferred Stock”) pursuant to the Series I Preferred Stock Purchase Agreement, dated November 8, 2010 (the “Series I Preferred SPA”);

WHEREAS, Series H Preferred Stock, and Series I Preferred Stock are herein collectively referred to as the “Preferred Stock”;

WHEREAS, Series H Stockholders and Series I Stockholders are herein collectively referred to as the “Investors” or “Preferred Stockholders”;

WHEREAS, the Series H Preferred SPA and Series I Preferred SPA are herein collectively referred to as the “Prior Subscription Agreements” or “Prior Transaction Documents”;

WHEREAS, each Preferred Stockholder hereby agrees to exchange all shares of Preferred Stock held by such Preferred Stockholder, and the Company agrees to issue to each Preferred Stockholder in exchange for such shares, and for no additional consideration, the number of shares of Common Stock set forth opposite such Preferred Stockholder’s name on Schedule B hereto (the “Exchange Shares”);

NOW, THEREFORE, in consideration of the rights and benefits that they will each receive in connection with this Agreement, the parties, intending to be legally bound, agree as follows:

1. Exchange of Preferred Stock; Issuance of Exchange Shares.  Subject to the terms and conditions of this Agreement, in exchange for the Preferred Stock and for no additional consideration, such number of Exchange Shares set forth beside such Preferred Stockholder’s name on Schedule B attached hereto (the “Stock Conversion”). Thereafter, the Preferred Stock converted shall solely represent the right to receive the Exchange Shares hereunder, and Preferred Stock shall remain issued and outstanding. In the event a Stock Conversion will result in a Preferred Stockholder owning more than 9.99% of the total issued and outstanding common shares of the Company, the Preferred Stockholder will be issued common stock in connection with the Stock Conversion until the Preferred Stockholder owns 9.99% of the issued and outstanding stock of the Company. The balance of the Stock Conversion will be completed by the Company issuing the Preferred Stockholder shares of Series J Preferred Stock. A copy of the Certificate of Designation with respect to such Series J Preferred Stock is annexed hereto as Exhibit C.

2. Closing.

(a) Closing.  With respect to all shares of Preferred Stock, the Preferred Stockholders shall deliver their certificates representing the Preferred Stock (or if such certificates are lost, mutilated or destroyed, a lost certificate affidavit and indemnity agreement in substantially the form attached hereto as Exhibit A (each, an “Affidavit”)) to the Company for cancellation.

(b) Delivery of Shares. Within five (5) business days from the receipt of the certificates (or Affidavit, as applicable) from any Preferred Stockholder, the Company shall deliver the applicable Exchange Shares to such Preferred Stockholder pursuant to a legal opinion acceptable to the transfer agent and the Preferred Stockholders to be issued by Company counsel and paid for by the Company, electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

3. Representations and Warranties of the Company.  The Company hereby represents and warrants to each Investor as of the date hereof as follows:

(a) Organization and Standing.  The Company is a corporation duly organized, validly existing under, and by virtue of, the laws of the State of Delaware, and is in good standing under such laws.  The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.  The Company is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties or financial condition.

(b) Corporate Power.  The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Exchange Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

(c) Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the authorization, sale, issuance and delivery of the Exchange Shares and the performance of all of the Company’s obligations hereunder, other than the Charter Amendment, have been taken or will be taken prior to the Closing.  This Agreement has been duly executed by the Company and constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) Valid Issuance of Stock.  The Exchange Shares, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and issued in compliance with applicable federal and state securities laws.  Such Exchange Shares will also be free and clear of any liens or encumbrances; provided, however, that the Exchange Shares shall be subject to the provisions of this Agreement and restrictions on transfer under state and/or federal securities laws.  The Exchange Shares are not subject to any preemptive rights, rights of first refusal or restrictions on transfer.

(e) Offering.  Subject in part on the accuracy of the Investor’s representations in Sections 4 and 5 (if applicable) hereof, the offer, sale and issuance of the Exchange Shares in conformity with the terms of this Agreement constitute transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and from all applicable state securities laws.

(f) Governmental Consents.  No consent, approval, qualification or authority of, or registration or filing with, any local, state or federal governmental authority on the part of the Company is required in connection with the valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any transaction contemplated hereby, except (i) such filings as have been made prior to the date hereof, (ii) the Charter Amendment and (iii) such additional post-closing filings as may be required to comply with applicable federal and state securities laws (including but not limited to any Form D or Form 8-K filings), and with applicable general corporation laws of the various states, each of which will be filed with the proper authority by the Company in a timely manner.

4. Representations and Warranties of all Investors.  Each Investor, for itself and for no other person, hereby represents and warrants as of the date hereof to the Company as follows:

(a) Organization and Standing.  The Investor is either an individual or an entity duly organized, validly existing under, and by virtue of, the laws of the jurisdiction of its incorporation or formation, and is in good standing under such laws.

(b) Corporate Power.  The Investor has all right, corporate, partnership, limited liability company or similar power and authority to execute and deliver this Agreement, to effect the Exchange hereunder, and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

(c) Authorization.  All corporate, partnership, limited liability company or similar action, as applicable on the part of such Investor, necessary for the authorization, execution, delivery and performance of this Agreement, the Exchange and the performance of all of such Investor’s obligations hereunder have been taken or will be taken prior to the Closing.  This Agreement has been duly executed by the Investor and constitutes valid and legally binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) Governmental Consents.  No consent, approval, qualification or authority of, or registration or filing with, any local, state or federal governmental authority on the part of the Company is required in connection with the valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Exchange Shares, or the consummation of any transaction contemplated hereby, except such filings as have been made prior to the date hereof.

(e) Own Account.  Such Investor understands that the Exchange Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law in reliance upon exemptions from regulation for non-public offerings and is acquiring the Exchange Shares as principal for its own account and not with a view to or for distributing or reselling such Exchange Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any such Exchange Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or  regarding the distribution of such Exchange Shares in violation of the Securities Act or any applicable state securities law.  Such Investor agrees that the Exchange Shares or any interest therein will not be sold or otherwise disposed of by such Investor unless the shares are subsequently registered under the Securities Act and under appropriate state securities laws or unless the Company receives an opinion of counsel satisfactory to it that an exception from registration is available.

(f) Investor Status.  The Investor is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.  Such Investor is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(g) Experience of Investor.  Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Shares, and has so evaluated the merits and risks of such investment.

(h) Ability to Bear Risk.  Such Investor understands and acknowledges that in investment in the Company is highly speculative and involves substantial risks.  Such Investor is able to bear the economic risk of an investment in the Exchange Shares and is able to afford a complete loss of such investment.

(i) General Solicitation.  Such Investor is not accepting the Exchange Shares as a result of any advertisement, article, notice or other communication regarding the Exchange Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(j) Disclosure of Information.  Such Investor has had the opportunity to receive all additional information related the Company requested by it and to ask questions of, and receive answers from, the Company regarding the Company, including the Company’s business management and financial affairs, and the terms and conditions of this offering of the Exchange Shares.  Such questions were answered to such Investor’s satisfaction.  Such Investor has also had access to copies of the Company’s filings with the Securities Exchange Commission under the Securities Act and Exchange Act.  The Investor believes that it has received all the information such Investor considers necessary or appropriate for deciding whether to consummate the Exchange.  The Investor understands that such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a through or exhaustive description.  The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

(k) Residency.  The residency of the Investor (or in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on signature pages attached hereto.

(l) Security Holdings.  The shares of Preferred Stock held by each Investor, as applicable, as of the date hereof are correctly described on Schedule B attached hereto.  The Investor does not hold any other securities or equity interests in the Company other than what is set forth opposite such Investor’s name on Schedule B attached hereto, Schedule B to the Note Conversion Agreement, dated August 25, 2017, and Schedule B to the Warrant Exercise Agreement, dated August 25, 2017, each of which is incorporated herein by reference as though fully set forth herein and made a part of this Agreement.

(m) Tax Matters.  The Investor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transaction contemplated by this Agreement.  The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.

(n) Restrictions on Transferability; No Endorsement.  The Investor has been informed of and understand the following:

i. there are substantial restrictions on the transferability of the Exchange Shares; or

ii. no federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation nor endorsement of the Exchange Shares.

(o) No Other Representation by the Company.  None of the following information has ever been represented, guaranteed or warranted to the Investor, expressly or by implication by any broker, the Company, or agent or employee of the foregoing, or by any other Person:

i. the approximate or exact length of time that the Investor will be required to remain a holder of the Exchange Shares;

ii. the amount of consideration, profit or loss to be realized, if any, as a result of an investment in the Company; or

iii. that the past performance or experience of the Company, its officers, directors, associates, agents, affiliates or employees or any other person will in any way indicate or predict economic results in connection with the plan of operations of the Company or the return on investment.

5. Representations, Warranties and Covenants of Non-US Investors.  Each Investor who is a Non-U.S. Person (as defined herein) hereby represents and warrants to the Company as follows:

(a) Certain Definitions.  As used herein, the term “United States” means and includes the United States of America, its territories and possessions, any state of the United States and the District of Columbia, and the term “Non-U.S. person” means any person who is not a U.S. person (as defined in Regulation S) or is deemed not to be a U.S. person under Rule 902(k)(2) of the Securities Act.

(b) Reliance on Representations and Warranties by the Company.  This Agreement is made by the Company with such Investor who is a Non-U.S. person (“Non-U.S. Investor”) in reliance upon such Non-U.S. Investor’s representations and warranties made herein.

(c) Regulation S.  Such Non-U.S. Investor has been advised and acknowledges that:

i. the Exchange Shares have not been registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country;

ii. in issuing and selling the Exchange Shares to such Non-U.S. Investor pursuant to hereto, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(a)(2) under the Securities Act;

iii. it is a condition to the availability of the Regulation S “safe harbor” that the Exchange Shares not be offered or sold in the United States or to a U.S. person until the expiation of a period of one year following the Closing Date; notwithstanding the foregoing, prior to the expiration of one year after the Closing (the “Restricted Period”), the Exchange Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person, the securities are offered and sold pursuant to an effective registration statement of the Securities Act, or (B) the offer and sale is outside the United States and to other than a U.S. person.

(d) Certain Restrictions on Exchange Shares.  Such Non-U.S. Investor agrees that with respect to the Shares until the expiration of the Restricted Period:

i. such Non-U.S. Investor, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Shares or any beneficial interest therein in the United States or to or for the account of a U.S. person during the Restricted Period; notwithstanding the foregoing, prior to the expiration of the Restricted Period, the Exchange Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person, the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to a person other than a U.S. person; and

ii. such Non-U.S. Investor shall not engage in hedging transactions with regards to the Exchange Shares unless in compliance with the Securities Act.

The foregoing restrictions are binding upon subsequent transferees of the Exchange Shares, except for transferees pursuant to an effective registration statement.  Such Non-U.S. Investor agrees that after the Restricted Period, the Exchange Shares may be offered or sold within the United States or to or for the account of a U.S. person only pursuant to applicable securities laws.

(e) Directed Selling.  Such Non-U.S. Investor has not engaged, nor is it aware that any party has engaged, and such Non-U.S. Investor will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Shares.

(f) Location of Non-U.S. Investor. Such Non-U.S. Investor: (i) is domiciled and has its principal place of business or registered office outside the United States; (ii) certifies it is not a U.S. person and is not acquiring the Exchange Shares for the account or benefit of any U.S. person; and (iii) at the time of Closing, the Non-U.S. Investor or persons acting on the Non-U.S. Investor’s behalf in connection therewith are located outside the United states.

(g) Distributor; Dealer.  Such Non-U.S. Investor is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).

(h) Notation of Restrictions.  Such Non-U.S. Investor acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this section and shall transfer such shares on the books of the Company only to the extent consistent therewith.

(i) Compliance with Laws. Such Non-U.S. Investor is satisfied as to the full observance of the laws of such Non-U.S. Investor’s jurisdiction in connection with the Exchange, including (i) the legal requirements within such Non-U.S. Investor’s jurisdiction for the Exchange, (ii) any foreign exchange restrictions applicable to such Exchange, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the exchange, holding, redemption, sale or transfer of such securities.  Such Non-U.S. Investor’s participation in the Exchange, and such Non-U.S. Investor’s continued beneficial ownership of the Exchange Shares will not violate any applicable securities or other laws of such Non-U.S. Investor’s jurisdiction.

6. Waiver and Release. Effective immediately upon the Stock Conversion with respect to the Preferred Stock held by each Preferred Stockholder:

(a) Such Investor expressly forfeits and waives any and all anti-dilution and piggyback registration rights under any and all Prior Transaction Documents or otherwise applicable to the Preferred Stock, including any anti-dilution rights such Investor may have with respect to the issuances of any capital stock or other securities of the Company pursuant to previous transactions and pursuant to this Agreement.

(b) Such Investor unconditionally, irrevocably and absolutely releases and discharges the Company, and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other entities of the Company, past and present, as well as the Company’s past and present employees, officers, directors, agents, principals, shareholders, successors and assigns from all claims, losses, demands, interests, causes of action, suits, debts, controversies, liabilities, costs, expenses and damages related to the waiver of anti-dilution and piggyback registration rights above, any security interest pursuant to any Prior Transaction Documents or otherwise over any collateral of the Company, or related in any way to any rights such Investor may have to equity or debt securities of the Company, other than as provided under this Agreement, any other agreement entered into contemporaneously herewith or set forth on the schedules hereto and thereto ..  This release includes, but is not limited to, any tort, contract, common law, constitution or other statutory claims (including but not limited to any claims for attorneys’ fees, costs and expenses).

(c) Such Investors and the Company expressly waives such Investor’s or Company’s (as applicable) right to recovery of any type, including damages or reinstatement, in any administrative court or action, whether state or federal, and whether brought by such Investor or Company or on such Investor’s or Company’s (as applicable) behalf, related in any way to the matters released herein.

(d) Such Investors and the Company declare and represent that they intend this Agreement to be complete and not subject to any claim of mistake, and that the release of the claims described herein expresses a full and complete release and it intends the release of such claims to be final and complete.

(e) The parties acknowledge that this release is not intended to bar any claims that, by statute, may not be waived and shall not waive any indemnification rights previously granted in Prior Transaction Documents.

(f)                 The Company unconditionally, irrevocably and absolutely releases and discharges such Preferred Stockholder, and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other entities of such Preferred Stockholder, past and present, as well as the such Preferred Stockholder’s past and present employees, officers, directors, agents, principals, shareholders, successors and assigns from all claims, losses, demands, interests, causes of action, suits, debts, controversies, liabilities, costs, expenses and damages related to any Prior Transaction Documents or otherwise over any collateral of the Company, or related in any way to any obligations such Preferred Stockholder may have to the Company, other than as provided under this Agreement or set forth on the schedules hereto. This release includes, but is not limited to, any tort, contract, common law, constitution or other statutory claims (including but not limited to any claims for attorneys’ fees, costs and expenses).

7. Covenants.

(a) On or about the date of this Agreement, the Company is entering into Note Conversion Agreements, Preferred Stock Exchange Agreements, and Warrant Exercise Agreements with the debenture holders, the preferred stock holders and the warrant holders of the Company. Pursuant to these agreements, common stock and sometimes Series J Preferred Stock will be issued upon the conversion of debentures, conversion of old preferred stock and the exercise of warrants (collectively the “Newly Issued Capital Stock”). The Note Holder’s “New Stock” is the common stock received pursuant to this Agreement, any Preferred Stock Exchange Agreement and any Warrant Exercise Agreement of even date herewith, together with the number of common shares into which the Note Holder’s Series J Preferred Stock received by virtue of the same agreements, is convertible. The “Note Holder’s Percentage” is the percentage of the Note Holder’s New Stock compared to the total of the Newly Issued Capital Stock. At all times during the one-year period immediately following the Closing in which the Note Holder participates (“Restricted Period”), beginning on the Closing Date, such Note Holder hereby agrees with the Company that such Note Holder shall not sell on any one day, any shares of the Company’s capital stock in excess of the Note Holder’s Percentage of the Company’s trading volume on that day. The foregoing restriction was requested by the Company of each Note Holder and was not requested by any Note Holder. Each Note Holder shall make its own determination of when to sell and when not to sell independently of any other Note Holder and not as a part of any group. Notwithstanding the foregoing, the restrictions set forth in this Section 7(a) will terminate with respect to any Note Conversion Shares when the Company has any registration statement declared effective by the Securities and Exchange Commission. The Company undertakes and agrees to notify each Note Holder in writing (which may be via e-mail to with a ‘read receipt requested’) of the effective date on the same day that the Company receives notice of such effective date.  The parties hereto acknowledge and agree that, except as set forth in this Agreement, the Company is under no obligation to register any of the Note Conversion Shares. The Note Holder’s Percentage is listed on Schedule A. Notwithstanding anything herein to the contrary, during the Restricted Period, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Shares or the Warrant Shares (the “Restricted Securities”) to any Person (an “Assignee”) in a transaction which does not need to be reported on the Nasdaq consolidated tape, without complying with (or otherwise limited by) the restrictions set forth in this Section 7(a); provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Section 7(a) (an “Assignee Agreement”, and each such transfer a “Permitted Transfer”) and, subsequent to a Permitted Transfer, sales of the Note Holder and all Assignees (other than any such sales that constitute Permitted Transfers) shall be aggregated for all purposes of this Section 7(a) and all Assignee Agreements.

(b)                 The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Preferred Stockholder with respect to the terms hereunder and the Exchange Shares is or will be more favorable to any other Preferred Stockholder than those offered under this Agreement (including by way of any written or verbal side or separate agreements). If, and whenever on or after the date hereof, the Company offers different terms to another Preferred Stockholder, then (i) the Company shall provide notice thereof to all Preferred Stockholders promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Preferred Stockholder or the Company, automatically and retroactively amended and modified in an economically and legally equivalent manner such that all Preferred Stockholders shall receive the benefit of the more favorable terms and/or conditions (as the case may be) granted to such other Preferred Stockholder, provided that upon written notice to the Company at any time a Preferred Stockholder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Preferred Stockholder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Preferred Stockholder.

(c)                  This Agreement shall be effective with respect to Preferred Stockholders who accept this offer only if Preferred Stockholders possessing not less than 100% of the outstanding Note principal and interest accept this offer and execute and deliver a copy of this Agreement to the Company on or before September 1, 2017. If this Agreement becomes effective and the transaction documents are executed on or before 8:30 a.m. on September 5, 2017, then on or before 9:00 a.m. Eastern Time on September 5, 2017, the Company shall file a Current Report on Form 8-K with the Commission. From and after such filing, the Company represents to the Preferred Stockholders that it shall have publicly disclosed all material, non-public information delivered to it by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents.

(d)                 Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Preferred Stockholder or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Preferred Stockholder shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that each Preferred Stockholder shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

8. Miscellaneous.

(a) Restriction Notations. The provisions of this Subsection 8(a) and Subsection 8(d) below, apply to all common shares received by any Note Holder pursuant to a Note Conversion Agreement, a Preferred Stock Exchange Agreement, or a Warrant Exercise Agreement and shares of common stock into which Series J Preferred Stock is converted, which shares of Series J Preferred Stock are received pursuant to the same agreements. Collectively these shares are referred to in this Subsection 8(a) and Subsection 8(d) as the “Shares”.

i. Except as otherwise provided in this Agreement, the Company shall not make any notations on its records or give any instructions to the registrar and transfer agent of the Company (along with any successor transfer agent of the Company, the “Transfer Agent”) implementing any restrictions on transfer.

ii. Company and Transfer Agent records evidencing the Shares shall not contain any restriction notation (including any restriction notation under this Section 8(a)): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144 or (iv) if such restriction notation is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly if required by the Transfer Agent or requested by an Investor to effect the removal of the restriction notation hereunder. If all or any Series J Preferred Stock is converted at a time when there is an effective registration statement to cover the resale of the Shares, Common Stock issuable upon conversion of the Series J Preferred Stock (“Series J Conversion Shares”) or if the Shares may be sold under Rule 144 or if such restriction notation is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Shares and Series J Conversion Shares shall be issued free of all restriction notations. The Company agrees that following such time as such restriction notation is no longer required under this Section 8(a), it will, no later than three business days following the request by an Investor to the Company that the restriction on the Investor’s shares be removed (such third business day, the “Restriction Notation Removal Date”), cause the Transfer Agent to transfer the Shares upon the request of the Investor by crediting the account of the Investor's prime broker with the Depository Trust Company System as directed by such Investor. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 8. Without limiting the generality of the foregoing and subject to the volume limitations of Section 7(a), provided a Note Holder is not an affiliate of the Company and the Company is current in its reporting obligations, the Note Conversion Shares and Series J Conversion Shares may be sold under Rule 144 without restriction and the Company will provide the required legal opinions in connection with such sales.

iii. In addition to the Investor's other available remedies, the Company shall pay to an Investor, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Shares (based on the VWAP of the Common Stock of the Company on the date a request for restriction notation removal is submitted to the Transfer Agent) to which a removal of a restriction notation was requested and subject to Section 8(a)(ii), $10 per business day (increasing to $20 per business day five (5) business days after such damages have begun to accrue) for each business day after the Restriction Notation Removal Date until such stock is delivered without a restriction notation. Nothing herein shall limit such Investor's right to pursue actual damages for the Company's failure to transfer Shares or Series J Conversion Shares as required by this Agreement, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. For the purposes of this section, "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Investors of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. For the purposes of this section, “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, or any market of the OTC Markets, Inc. (or any successors to any of the foregoing).

In addition to such Investor’s other available remedies, in the event that the Shares are delivered more than 5 Trading Days following the date hereof (or if issued pursuant to the Series J Preferred, following conversion) or a legal opinion required above is not delivered to the Transfer Agent prior to the expiration of its effectiveness (“Required Delivery Date”), Company shall pay to an Investor, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Shares (based on the VWAP of the Common Stock on the date such Securities are required to be delivered), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Required Delivery Date until such Shares or Series J Conversion Shares are delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to an Investor by the Required Delivery Date Shares or Series J Conversion Shares without legends that are free from all restrictive and other legends and (b) if after the Required Delivery Date such Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Investor of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Investor anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Investor’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of that the Company was required to deliver to such Investor by the Required Delivery Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Investor to the Company of the applicable Shares or Series J Conversion Shares (as the case may be) and ending on the date of such delivery and payment under this clause (iii).

(b)       Transfers. Subject to Section 7 above, the Company hereby confirms that it will not require a legal opinion or “no action” letter from any Investor who desires to transfer the Exhange Shares or Series J Conversion Shares in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act (“Rule 144”).

(c)       Registration Rights. Holders of Exchange Shares will have the registration rights described in Exhibit B hereto.

(d)       Furnishing of Information. Until the earliest of the time that no Investor owns Preferred Stock or Shares, the Company covenants to maintain the registration of its Common Stock under Section 12(b) or 12(g) of the Exchange Act. During the period that the Investors own Preferred Stock or Shares, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to the Exchange Act, even if the Company is not then subject to the reporting requirements of the Exchange Act.

 (e) Tacking. Each party hereto acknowledges that the holding period for the Exchange Shares and Series J Conversion Shares may be tacked back to the date the Preferred Stock was initially issued and the Company shall take no position contrary to this position.

(f) Reliance on Representations and Warranties by the Company. Each Investor acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Investor’s eligibility to acquire the Exchange Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Exchange Shares under applicable securities legislation. The Investor further agrees that the representations and warranties made by the Investor will survive the Exchange and will continue in full force and effect notwithstanding any subsequent disposition of the Investor of such Exchange Shares.

(g) Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the preparation, execution, delivery and performance of this Agreement.

(h) Entire Agreement. This Agreement, together with the schedules attached hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written with respect to such matters.

(i) Notices. All notices, demands requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. The addresses for such communications shall be: (i) if to the Company, to: GT Biopharma, Inc., Attn: Chief Financial Officer, 4100 South Ashley Drive, Suite 600, Tampa, FL 33602, and (ii) if to the Note Holders, to the addresses as indicated on the signature pages attached hereto.

(j) Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors holding at least a majority in interest of the Exchange Shares then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided, that all waivers, modifications, supplements or amendments effected by less than all Investors impact all Investors in the same fashion. No waiver with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(k) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(l) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

(m) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(n) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principals of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts of New York for the adjudication of any dispute hereunder or in connection herewith or the transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. In addition to any other rights or remedies hereunder, any indemnification provisions granted to an Investor shall continue to survive and apply to such Investor as if such rights were granted hereunder.

(o) Survival. The representations and warranties contained herein shall survive the Closings for the applicable statute of limitations.

(p) Execution. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature was an original thereof.
 (q) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ, an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(r) Independent Nature of Obligations and Rights. The obligations of each Investor and hereunder are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor hereunder. Nothing contained herein and no action taken by any Investor hereto shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. The Company and each Investor confirms that such Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights under this Agreement and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

(s) No Third Party Beneficiaries.  Nothing in this Agreement shall provide any benefit to any third party nor entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the parties hereto that this Agreement shall not otherwise be construed as a third party beneficiary contract.

(t) Construction.  The parties hereto agree that each of them and/or their respective counsel have reviewed and have had an opportunity to revise this Agreement and the schedules attached hereto.  This Agreement shall be construed according to its fair meaning and not strictly for or against any party.  The word “including” shall be construed to include the words “without limitation.”  In this Agreement, unless the context otherwise requires, references to the singular shall include the plural and vice versa.

(u) WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY ANDINTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRAIL BY JURY.

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Signature page to
Preferred Stock Exchange Agreement
(Company)

IN WITNESS WHEREOF, the parties have caused this Preferred Stock Exchange Agreement to be duly executed and delivered as of the date and year first written above.

“Company” GT Biopharma, Inc.

By:
Name:
Title:

Signature page to
Preferred Stock Exchange Agreement
(Investors)

IN WITNESS WHEREOF, the parties have caused this Preferred Stock Exchange Agreement to be duly executed and delivered as of the date and year first written above.

“Investors”

If by an individual:

Printed Name:
Residency:

If by an entity:

Name of entity

By:
Printed Name:
Title:
Principal Place of Business:

Address for Notice:

Facsimile:

Schedule A

Percentage

Bristol Investment Fund	21.515%
Theorem Group*	14.507%
James W. Heavener	11.175%
Adam Kasower*	10.515%
Canyons Trust*	10.407%
Red Mango	9.096%
Alpha Capital	7.374%
Scott Booth Investments III	5.551%
Bristol Capital	2.954%
East Ventures Inc	2.136%
HC Wainwright	1.065%
Raymond Pribadi	0.653%
Scott Williams	0.554%
Randy Berinhout	0.398%
Craig Osborne	0.393%
Adam Cohen	0.321%
Les Cantor	0.319%
Munt Trust	0.245%
Gianna Simone Baxter	0.183%
Farhad Rastanian	0.132%
Howard Knee	0.121%
Ho'okipa Capital Partners Inc	0.120%
Anthony Baxter	0.085%
Piter Korompis	0.057%
Greg McPherson	0.049%
Net Capital	0.039%
Barry Wolfe	0.025%
John Brady	0.009%
Brannon Family Office LLLP	0.002%

Total	100.000%

*Party to this agreement

Schedule B

Exchange Shares

Preferred Stock holder of Series H:

Theorem Group LLC           4.99% of fully diluted shares (approximately 2,481,417 shares)
Canyons Trust                     4.99% of fully diluted shares (approximately 2,481,417 shares)

Preferred Stock holder of Series I:

Adam Kasower                    208,333 shares

EXHIBIT A

LOST STOCK CERTIFICATE AFFIDAVIT
AND INDEMNITY AGREEMENT

[_______________] (the “Investor”), by and through its duly authorized person, hereby certifies:

1. This Lost Stock Certificate Affidavit and Indemnity Agreement (the “Agreement”), entered into effective as of [_____________ __, 2017], relates to the Series [H/I] Preferred Stock Purchase Agreement (the “Purchase Document”) dated as of [______________ __, 20__] by and among GT Biopharma, Inc., a Delaware corporation (the “Company”) and the Investor.

2. The Investor is the sole legal and beneficial owner of a total of ______________ shares of the Series [H/I] Preferred Stock (the “Shares”) of the Company, represented by stock certificate number [_____] (the “Certificate”), issued by the Company to Investor as of [_____________ __, 20__].

3.           Investor hereby represents, warrants, and agrees as follows:

a.           After having conducted a diligent investigation of its records and files, Investor has been unable to find the Certificate and believes that such Certificate has been lost, misfiled, misplaced, or destroyed.

b.           Investor has not assigned, encumbered, endorsed, pledged, or hypothecated the Certificate, or otherwise transferred to another individual or entity any right, title, interest, or claim in, to, or under the Certificate.

c.           Investor agrees that if it ever finds the Certificate, it will promptly notify Company of the existence of the Certificate, mark the Certificate as canceled, and forward the Certificate to Company or the Company’s designee.

d.           Investor shall indemnify Company for, and hold Company harmless from and against, any damages, liabilities, losses, claims (including any claim by any individual or entity for the collection of any sums due under or with respect to such Certificate), or expenses arising out of, or resulting from, (i) Investor’s inability to find and deliver the Certificate to Company, or (ii) by reason of any payment, transfer, exchange or other act which the Company may do or cause to be done with respect to the Certificate, or (iii) by reason of any refusal to make any payment on the Certificate to any person tendering the Certificate, or (iv) any inaccuracy or misstatement of fact in, or breach of any representation, warranty, agreement, or duty in or under, this Agreement, whether or not such liabilities, losses, costs, damages, counsel fees and other expenses arise or occur through accident, oversight, inadvertence or neglect on the part of the Company, or its respective officers, agents, clerks or employees.

3.           This Agreement may be executed in counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument.

4.           This Agreement shall be governed by and construed in accordance with the law of the State of Delaware (without regard to any conflicts of laws provisions thereof).

[Remainder of page intentionally left blank]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

“INVESTOR”

If by an individual:

Printed Name:

If by an entity:

Name of entity

By:
Printed Name:
Title:

ACCEPTED AND AGREED

“COMPANY”

GT Biopharma, Inc.
a Delaware corporation

By:
Printed Name:
Title:

EXHIBIT B

REGISTRATION RIGHTS

1.1
Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(a) promptly give written notice of the proposed registration to all Investors; and

(b) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.2 of this Exhibit B below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Investor or Investors received by the Company within 10 days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Investor’s Registrable Securities.

1.2
Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Investors as a part of the written notice given pursuant to Section 1.1(a) of this Exhibit B. In such event, the right of any Investor to registration pursuant to this Section 1.2 shall be conditioned upon such Investor’s participation in such underwriting and the inclusion of such Investor’s Registrable Securities in the underwriting to the extent provided herein. All Investors proposing to distribute their securities through such underwriting shall (together with the Company, the Other selling stockholders and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 1.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, and (ii) second, to the Investors and other selling stockholders requesting to include Registrable Securities and Other Shares in such registration statement based on the pro rata percentage of Registrable Securities and Other Shares held by such Investors and other selling stockholders, assuming conversion and (iii) third, to the other selling stockholders requesting to include other shares in such registration statement based on the pro rata percentage of other shares held by such other selling stockholders, assuming conversion.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

1.3
Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Exhibit B prior to the effectiveness of such registration whether or not any Investor has elected to include securities in such registration.

1.4
Definitions. The following definitions shall apply for the purposes of this Exhibit B:

(a) “Other Selling Stockholders” shall mean persons other than Investors who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(b) “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.

(c) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Notes and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.